Exhibit 99.3

Vape Holdings Announces Justin Braune as New Chief Executive Officer

Current CEO Kyle Tracey to transition into key consulting role

Company announces significant progress with new Vaporizer Pen product

CHATSWORTH, CA / ACCESSWIRE / Dec 11, 2015 / VAPE Holdings, Inc. (VAPE) (the “Company” or “VAPE”) a holding company focused on providing healthy, efficient, and sustainable vaporization products, today announced the appointment of Justin Braune as Chief Executive Officer ("CEO"), effective immediately. Current CEO Kyle Tracey will transition into a consulting role that will better utilize his ability to explore lucrative licensing deals and key strategic partnerships for the Company. Mr. Tracey served as CEO for nearly two years and has led VAPE Holdings through its important formative years of capital formation and brand building.

CEO Kyle Tracey stated, “VAPE Holdings is a great company with diverse customers, outstanding employees and strong growth prospects. I am confident in Justin Braune’s ability to guide our Company through the next phase of its growth as we strive to create superior returns for stockholders. As both a significant shareholder and dedicated advisor, I will continue to be actively involved in several aspects of the Company as we manage this executive transition. By sitting outside the office of CEO, I will be better positioned to leverage meaningful distribution channels for HIVE Ceramics as we grow this industry-leading brand.” Mr. Tracey will remain an active, key participant in VAPE’s operations and has agreed to contribute new capital as well as restructure and extend repayment on existing debt as proof of his ongoing, long-term commitment to VAPE.

Justin Braune brings a broad base of experience to VAPE that ranges across several industries, from semiconductor sales to precious metals and medicinal cannabis. During his tenure at Lear Capital, Mr. Braune partnered with the primary investors of Vapor Wild and FLiP (Flavor Infused Pod), two of the fastest growing companies within the medicinal cannabis vaporizer and e-cigarette vaping industry. During his term as COO, Justin developed deep relationships across the entire supply chain, from product development and manufacturing to sales, marketing and distribution channels. Justin is a graduate of the United States Naval Academy, and served as commissioned officer in the US Navy for ten years where he helped manage nuclear reactor systems aboard the USS Ronald Reagan. He holds an MBA from the University of Southern California’s Marshall School of Business.

“We're very grateful to Kyle for his hard work, vision and commitment to our Company,” said Mr. Braune. “Kyle helped build a strong leadership team and a winning corporate culture. He leaves behind a Company that is committed to constant product innovation in its core HIVE branded ceramics line. Concurrent with Kyle’s departure, we are pleased to announce the outstanding progress that we have made on our new Vaporizer Pen. Small, discreet and ergonomic, it was a major success at the recent Secret Cup Finals on Dec 5 and 6 in Los Angeles, California. This strong reception is emblematic of the many different success stories within the VAPE umbrella. My plan for the future of VAPE is to realign its business focus to that of its ticker and namesake – namely refocusing on vaporization products, e-cigarettes, e-liquids and other consumer-focused product lines. In deciding to re-focus the core business of VAPE on these products we recognize that past overtures into real estate development and management consulting in the cannabis industry (whether due to disruption of capital sources, legal risks associated with the regulatory environment, etc.) is not an area of business that is in the best interests of shareholders. I am excited to build on the strong foundation that Kyle has laid out as we turn a new chapter in the Company’s young history. Shareholders have a lot to look forward to.”

About Vape Holdings, Inc.

VAPE Holdings, Inc. focuses on designing, marketing, and distributing various vaporization products. The company offers medical and food grade ceramic products primarily under the HIVE Ceramics brand throughout North America, Europe and South America. HIVE offers a nonporous, non-corrosive, chemically inert ceramic vaporization element, which can be used for a range of applications, including stand-alone vaporization products and electronic cigarettes. The company is based in Chatsworth, California.

For more information on HIVE Ceramics and to visit our e-commerce site, please visit: http://www.hiveceramics.com.

From time to time, VAPE Holdings will provide market updates and news via its website http://www.vapeholdings.com/ or the Company's Facebook page at http://on.fb.me/1d5c7iO.

Cautionary Language Concerning Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for VAPE Holdings' products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in VAPE Holdings' filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level. For a more detailed description of the risk factors and uncertainties affecting VAPE Holdings please refer to the Company's Securities and Exchange Commission filings, which are available at www.sec.gov. VAPE Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investor Relations:
Hayden IR
917-658-7878
hart@haydenir.com

SOURCE: VAPE Holdings, Inc.